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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of this Annual Report on Form 20-F of our report dated November 27, 1998, relating to the consolidated financial statements of International Uranium Corporation, which appears in such statement.



PricewaterhouseCoopers LLP
Chartered Accountants


Vancouver, Canada


March 31, 1999